UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

TRANSDIGM GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-210738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended (the “Securities Act”).

As previously announced, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TransDigm Group”), has priced its offering of $1.55 billion in aggregate principal amount of its 7 3/4% Senior Subordinated Notes due 2018 (the “Notes”) at an issue price of 100% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended, and to persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

TransDigm Group is hereby furnishing the following information, some of which has not been previously reported, derived from the confidential final offering memorandum that is being circulated in connection with the offering of the Notes.

TransDigm Group Incorporated

Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2010

(In thousands)

	TransDigm(1)	McKechnie(1)	Adjustments for the Acquisition of McKechnie		Adjustments for Acquisition Financing		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$234,112	$79,958	$(1,347,958	)(2)	$1,199,193	(5)	$165,305
Trade accounts receivable—net	134,461	42,768	—		—		177,229
Inventories	188,756	42,565	12,000	(3)	—		243,321
Deferred income taxes	15,200	7,433	—		(1,440)		21,193
Prepaid expenses and other	10,979	4,510	—		—		15,489

Total current assets	583,508	177,234	(1,335,958)		1,197,753		622,537
PROPERTY, PLANT AND EQUPMENT	99,613	48,021	—		—		147,634
GOODWILL	1,571,664	455,878	465,486	(3)	—		2,493,028
TRADEMARKS AND TRADE NAMES	187,556	93,321	26,679	(3)	—		307,556
OTHER INTANGIBLE ASSETS—NET	212,838	319,362	(59,362	)(3)	—		472,838
DEBT ISSUE COSTS—NET	18,649	7,934	(7,934	)(3)	34,951	(6)	53,600
OTHER	3,990	1,293	—		—		5,283

TOTAL ASSETS	$2,677,818	$1,103,043	$(911,089)		$1,232,704		$4,102,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$44,226	$18,577	$—		$—		$62,803
Current portion of capital lease obligations	—	1,718	—		—		1,718
Unrealized losses on interest rate swaps	3,865	16,626	(16,626	)(2)	(3,865	)(2)	—
Accrued liabilities	64,921	21,740	(1,372	)(2)	(16,792	)(2)	68,497

Total current liabilities	113,012	58,661	(17,998)		(20,657)		133,018
LONG-TERM DEBT	1,771,646	465,108	(465,108	)(2)	1,320,554	(2)	3,092,200
DEFERRED INCOME TAXES	168,588	120,341	3,000	(3)	—		291,929
ENVIRONMENTAL LIABILITIES	—	20,799	—		—		20,799
CAPITAL LEASE OBLIGATIONS	—	944	—		—		944
UNREALIZED LOSSES ON INTEREST RATE SWAPS	—	29,598	(29,598	)(2)	—		—
OTHER NON-CURRENT LIABILITIES	31,593	9,207	—		—		40,800

Total liabilities	2,084,839	704,658	(509,704)		1,299,897		3,579,690

Total stockholders’ equity	592,979	398,385	(401,385	)(4)	(67,193)		522,786

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,677,818	$1,103,043	$(911,089)		$1,232,704		$4,102,476

TransDigm Group Incorporated

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

as of September 30, 2010

The pro forma financial information has been derived from the application of pro forma adjustments to our historical financial statements as of the date noted.

(1)	TD Group’s fiscal year ends on September 30. McKechnie’s fiscal year ends on December 31. For purposes of preparing this pro forma condensed combined balance sheet, we utilized TD Group’s balance sheet as of September 30, 2010, the last day of its fourth fiscal quarter, and McKechnie’s balance sheet as of September 26, 2010, the last day of its third fiscal quarter.

(2)	Set forth below are the estimated sources and uses of funds pertaining to the Transactions. The sources and uses below assume that the Transactions were consummated on September 30, 2010.

(in thousands)
Sources of Funds
Borrowings under new term loan, net(a)	$1,542,200
New senior subordinated notes due 2018	1,550,000

Total Sources	$3,092,200

Use of Funds
Payment to McKechnie equity holders	$832,254
Repayment of McKechnie long-term debt	465,108
Payment of McKechnie losses on interest rate swaps—current	16,626
Payment of McKechnie losses on interest rate swaps—long term	29,598
Payment of McKechnie accrued interest	1,372
McKechnie cash balances	(79,958)

Total Purchase Price	1,265,000
Refinancing of TD Group’s first lien term loan	780,000
Repurchase of TD Group’s senior subordinated notes due 2014	1,000,000
Accrued interest on TD Group’s senior subordinated notes due 2014	16,792
Early redemption premium on TD Group’s senior subordinated notes due 2014	38,750
Settlement of interest rate swap agreement on TD Group’s first lien term loan	3,865
Debt issue costs(b)	53,600
Direct acquisition costs(c)	3,000
Cash from Balance Sheet	(68,807)

Total Uses	$3,092,200

Long Term Debt Adjustments for Acquisition Financing
Borrowings under new term loan, net(a)	$1,542,200
New senior subordinated notes due 2018	1,550,000
Refinancing of TD Group’s first lien term loan	(780,000)
Repurchase of TD Group’s senior subordinated notes due 2014	(1,000,000)
Note discount and premium	8,354

$1,320,554

Cash and Cash Equivalents Pro Forma Acquisition Adjustment
Total purchase price	$1,265,000
McKechnie cash balances	79,958
Direct acquisition costs(c)	3,000

$1,347,958

(a)	The borrowings under the new term loan, net are presented as the $1,550.0 million in aggregate principal, less an estimated $7.8 million original issue discount.

(b)	Debt issue costs represent the fees and commissions paid by TD Group in connection with (i) the issuance and sale of the new senior subordinated notes and (ii) the new senior secured credit facility, including the funding of the $1,550.0 million term loan.

(c)	Management has estimated the TD Group will incur $3.0 million in direct, non-recurring, acquisition-related transaction costs. In accordance with current ASC guidance, acquisition related-transaction costs are to be accounted for as expenses in the periods in which the costs are incurred. Accordingly, the presentation of the pro forma condensed combined balance sheet as of September 30, 2010 reflects management’s estimate of the acquisition-related costs to be incurred.

(3)	The preliminary allocation of the purchase price to the fair values of the net assets acquired in connection with the acquisition of McKechnie is as follows:

(in thousands)
Payment to McKechnie equity holders	$832,254
Less McKechnie cash balances	(79,958)
Plus extinguishment of McKechnie debt:
Long term	465,108
Unrealized losses on interest rate swaps—current	16,626
Unrealized losses on interest rate swaps—long term	29,598
Accrued interest	1,372

Extinguishment of Debt	512,704

Total Purchase Price	$1,265,000

Total Purchase Price	$1,265,000
Plus: McKechnie cash balance	79,958
Less: extinguishment of debt	(512,704)
Less: McKechnie historical stockholder’s equity	(398,385)

Total purchase price in excess of net book value	$433,869

Preliminary allocation of excess purchase price over net assets acquired and related purchase accounting adjustments:(a)
Inventories(b)	$12,000
Current deferred income taxes(c)	—
Property, plant and equipment(d)	—
Goodwill(e)	465,486
Trademarks and trade names(f)	26,679
Other intangible assets(f)	(59,362)
Debt issuance costs, net(g)	(7,934)
Non-current deferred income taxes(c)	(3,000)

Total	$433,869

(a)	The purchase price allocation for purposes of these unaudited pro forma condensed combined financial statements is based upon management’s best estimate of the fair values of the assets and liabilities acquired as the acquisition has not yet been consummated and was primarily limited to the identification and valuation of intangible assets. Management believes this is an appropriate approach based on review of similar type acquisitions, which appeared to indicate that the most significant and material portion of the purchase price would be allocated to intangible assets. A third party evaluation will be completed and, upon completion, the purchase price allocation will reflect the fair value of certain tangible and intangible assets as valued by the third party.

(b)	The inventories adjustment represents management’s estimate of the step-up in basis to fair value of McKechnie’s inventory balances as of September 30, 2010. The actual inventory valuation adjustment, if any, will be determined based on the completion of the third party valuation procedures.

(c)	Deferred taxes were recorded for all pro forma adjustments using the TD Group’s best estimate of the applicable statutory rate in the tax jurisdiction where the underlying asset or liability resides. The non-current deferred tax liability adjustment reflects the elimination of the estimated deferred tax asset related to the interest rate swap agreements offset by the decrease in the deferred tax liability related to the estimated net decrease in intangible assets other than goodwill.

(d)	In accordance with ASC guidance, property, plant and equipment is required to be measured at fair value, unless those assets are classified as held-for-sale on the acquisition date. The acquired assets can include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, TD Group estimates that the recorded values for property, plant and equipment as of September 30, 2010 represent current fair values. Accordingly no adjustment to property, plant and equipment value has been included in the preliminary allocation of excess purchase price over net assets acquired related to the McKechnie Acquisition. The estimate of fair value is preliminary and subject to change and could vary materially from the actual adjustment upon the completion of the third party valuation to be completed upon consummation of the transaction.

(e)	Goodwill is calculated as the difference between the acquisition date fair value of the estimated consideration transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but rather subject to an annual impairment test.

(f)	The adjustment to trademarks and trade names and other intangible assets is based on management’s preliminary estimate of identifiable intangible assets as follows:

	Estimated Useful Life	(in thousands)
Other Intangible Assets
Trademark and trade names	Indefinite	$120,000
Order or production backlog	1 Year	10,000
Technology	20 Years	250,000

		380,000
Historical carrying value of trademarks and trade names and other intangible assets at September 30, 2010		(412,683)

Other intangible assets, net adjustment		$(32,683)

Net adjustment to trademarks and trade names		$26,679
Net adjustment to other intangible assets, net		(59,362)

Other intangible assets, net adjustment		$(32,683)

Decrease in deferred tax liability on net decrease in intangible assets		$12,000

(g)	Represents adjustments to write-off the unamortized debt issue costs of McKechnie’s existing indebtedness, as of September 30, 2010, to be repaid in connection with the closing of the Acquisition.

(4)	The pro forma adjustments to stockholders’ equity for the acquisition of McKechnie represent the write-off of McKechnie’s historical stockholder’s equity in conjunction with the purchase price allocation and management’s estimate of $3.0 million in direct, non-recurring, acquisition-related transaction costs as discussed above.

(in thousands)
Stockholders’ Equity Pro Forma Acquisition Adjustment
McKechnie historical stockholders’ equity	$(398,385)
Direct acquisition costs(2)(c)	(3,000)

$(401,385)

		(in thousands)
(5)	Cash and Cash Equivalents Pro Forma Acquisition Financing Adjustment
	Total sources of funds(2)	$3,092,200
	Less: refinancing of TD Group’s first lien term loan(2)	(780,000)
	Less: repurchase of TD Group’s senior subordinated notes due 2014	(1,000,000)
	Less: accrued interest on TD Group’s senior subordinated notes due 2014	(16,792)
	Less: early redemption premium on TD Group’s senior subordinated notes due 2014	(38,750)
	Less: settlement of interest rate swap agreement on TD Group’s first lien term loan	(3,865)
	Less: debt issue costs(2)	(53,600)

		$1,199,193

(6)	In conjunction with the financing of the McKechnie Acquisition, TD Group refinanced $780.0 million of the Company’s first lien term loan. Included within the pro forma balance sheet as of September 30, 2010 is the write-off of approximately $18.6 million in unamortized debt issue costs associated with the refinancing of the first lien term loan. The pro forma adjustment to Debt Issue Costs—Net is as follows:

(in thousands)
Debt Issue Costs—Net
Write-off of debt issue costs associated with repayment of first lien term loan	$(18,649)
Debt issue costs associated with the Financing(2)(b)	53,600

$34,951

TransDigm Group Incorporated

Unaudited Pro Forma Condensed Combined Statement of Income

for the Twelve-Month Period Ended September 30, 2010

(In thousands, except per share amounts)

	TransDigm(1)	McKechnie(1)	Adjustments for the Acquisition of McKechnie(2)		Adjustments for Acquisition Financing(3)		Other Acquisitions(4)	Pro Forma
NET SALES	$827,654	$297,087	$—				$40,049	$1,164,790
COST OF SALES	354,588	172,578	12,000	(a)			28,933	568,099
AMORTIZATION OF INTANGIBLES	—	3,975	(3,975	)(b)			—	—

GROSS PROFIT	473,066	120,534	(8,025)		—		11,116	596,691
OPERATING EXPENSES:
Selling and administrative	94,918	30,072					3,841	128,831
Amortization of intangibles	15,079	7,934	14,566	(b)			2,419	39,998

Total operating expenses	109,997	38,006	14,566		—		6,260	168,829

INCOME FROM OPERATIONS	363,069	82,528	(22,591)		—		4,856	427,862
MANAGEMENT FEES AND EXPENSES	—	2,997	(2,997	)(c)			—	—
MANAGEMENT SHARE EXPENSE	—	1,702	(1,702	)(c)			—	—
TRANSACTION EXPENSES	—	350	(350	)(d)			—	—
INTEREST EXPENSE-Net	112,234	37,268	(37,268	)(e)	96,525	(a)	—	208,759
UNREALIZED LOSS ON INTEREST RATE SWAPS	—	716	(716	)(e)			—	—
FOREIGN EXCHANGE LOSS	—	2,361					—	2,361

INCOME BEFORE INCOME TAXES	250,835	37,134	20,442		(96,525)		4,856	216,742
INCOME TAX PROVISION	87,390	15,830	7,155	(f)	(36,215	)(b)	1,700	75,860

NET INCOME	$163,445	$21,304	$13,287	(5)	$(60,310)		$3,156	$140,882

NET INCOME APPLICABLE TO COMMON STOCK	$133,132	$21,304	$13,287		$(60,310)		$3,156	$110,569

Net earnings per share:
Basic and diluted (two-class method)	$2.52							$2.09
Weighted average shares outstanding:
Basic and diluted	52,932							52,932

TransDigm Group Incorporated

Notes to Unaudited Pro Forma Condensed Combined Statement of Income

for the Twelve-Month Period Ended September 30, 2010

(1)	TD Group’s fiscal year ends on September 30. McKechnie’s fiscal year ends on December 31. For purposes of preparing this pro forma combined statement of income for the twelve-month period ended September 30, 2010, we utilized TD Group’s statement of income for its fiscal year ended September 30, 2010, and McKechnie’s statement of income for its four quarterly periods ended September 26, 2010.

(2)	Represents the adjustments necessary to give effect to the acquisition of McKechnie as if it had occurred as of October 1, 2009. Adjustments (a), (b) and (c) are based upon a preliminary allocation of the purchase price. TD Group is in the process of obtaining third-party valuations of certain tangible and intangible assets as the transaction has not yet been consummated. Accordingly, the values attributed to assets acquired and liabilities assumed are subject to adjustment.

(a)	Represents the inventory purchase accounting adjustment that will be charged to cost of sales as the inventory on hand when the McKechnie acquisition was consummated is sold.

(b)	Represents the change in amortization expense resulting from the amortization of the amortizable intangible assets recorded in connection with the acquisition of McKechnie using the straight-line method. In accordance with TD Group’s accounting policy all intangible asset amortization is classified as an operating expense, within the pro forma condensed combined statement of income for the twelve month period ended September 30, 2010.

		(in thousands)
	Estimated Useful Life	Estimated Fair Value	Pro Forma Adjustment
Amortizable Intangible Asset
Order or production backlog	1 Year	$10,000	$10,000
Technology	20 Years	250,000	12,500

		$260,000	22,500
Less historical McKechnie amortization charged to operating expense			7,934

Net adjustment to operating expense			$14,566
Less historical McKechnie amortization charged to cost of goods sold			3,975

Net adjustment			$10,591

(c)	Represents the elimination of historical, non-recurring management fees and expenses earned by the former majority owner of McKechnie and Morgan Stanley for management and financial services provided during the twelve month period ended September 30, 2010. Upon consummation of the acquisition and related change in ownership these fees will no longer be required.

(d)	Represents the elimination of historical, non-recurring transaction costs incurred by McKechnie for the twelve month period ended September 30, 2010.

(e)	Represents the elimination of historical interest expense and unrealized gains/losses on interest rate swaps of McKechnie indebtedness to be repaid in connection with the closing of the acquisition.

(f)	Represents the tax effect of pro forma adjustments to income before income taxes and is based on estimated combined federal and state effective rate of 35.0%.

(3)	Represents the adjustments necessary to give effect to (i) the issuance and sale of the new senior subordinated notes and (ii) the amendment to the senior secured credit facility, including the refinancing of a portion of TD Group’s first lien term loan of and additional borrowings under the term loan under the senior secured credit facility.

(a)	For purposes of the pro forma interest expense adjustment, the assumed weighted-average interest rate on the new debt was estimated to be 6.4%. The pro forma interest expense adjustment also includes estimated amortization of original issue discount on the term loan and the debt issue costs, less interest on the debt expected to be refinanced. A hypothetical 25 basis points change in the assumed interest rate would change our pro forma cash interest expense by approximately $7.8 million.

(b)	Represents the tax effect of pro forma adjustments to income before income taxes and is based on estimated combined federal and state effective rate of 35.0%.

(4)	Other Acquisitions represents pro forma adjustments to reflect the acquisitions of Dukes Aerospace on December 2, 2009 and Semco Instruments on September 3, 2010 as if those acquisitions had occurred as of October 1, 2009. The acquisitions are immaterial on both an individual and aggregate basis and are therefore presented separately from the McKechnie Acquisition. All respective purchase price adjustments and related amortization have been taken into consideration for purposes of the pro forma presentation of the condensed combined statement of income for the twelve month period ended September 30, 2010.

(5)	The unaudited pro forma condensed combined statement of income does not reflect any cost savings, operating synergies or revenue enhancements that TD Group may achieve as a result of the McKechnie Acquisition nor does it include the costs to combine the operations of TD Group and McKechnie or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name:	Gregory Rufus
Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: December 10, 2010